EXHIBIT 10.2

                                                As of September 16, 2010

Hoku Corporation
1288 Ala Moana Blvd., Suite 220
Honolulu, Hawaii 96814
Attention: Chief Executive Officer

Re:           Financing Costs Reimbursement

Ladies and Gentlemen:

Reference is made to the Credit Agreement (the “Credit Agreement”) dated as of the date hereof between Hoku Corporation, as borrower (“Hoku”), and China Merchants Bank Co., Ltd., New York Branch, as lender (the “Lender”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

As an inducement and condition to the Lender’s willingness to provide a term credit facility in an aggregate principal amount of up to $10,000,000 to Hoku on the terms and conditions set forth in the Credit Agreement, Hoku has requested its parent company, Tianwei New Energy Holdings Co., Ltd. (“Tianwei”), and Tianwei has agreed, to procure a standby letter of credit (the “Letter of Credit”) in favor of the Lender to secure Hoku’s obligations to the Lender pursuant to the Credit Agreement.

In consideration of Tianwei’s procuring the Letter of Credit, Hoku agrees to reimburse Tianwei for all interest, fees and expenses incurred by Tianwei pursuant to the Letter of Credit and all other interest, fees and expenses (including reasonable counsel fees) incurred by Tianwei in connection with the negotiation, execution or performance of the Letter of Credit (collectively, the “Reimbursement Obligations”), by promptly paying all amounts of the Reimbursement Obligations requested by Tianwei in immediately available funds to the bank account specified by Tianwei.

This letter agreement will become effective upon the execution and delivery hereof.  This letter agreement constitutes the entire agreement between the parties with respect to the subject matter of hereof.

This letter agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

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Very truly yours,

TIANWEI NEW ENERGY HOLDINGS CO., LTD.

		By:	/s/ Zhengfei Gao
Name: Zhengfei Gao
Title:
Agreed and accepted:

HOKU CORPORATION

By:	/s/ Scott B. Paul
Name: Scott B. Paul
Title: President and Chief Executive Officer

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